UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 972-1100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 13, 2010, the Boards of Directors (the “Boards”) of Select Medical Holdings Corporation, a Delaware corporation (“Holdings”) and Select Medical Corporation, a Delaware corporation (“Select”), appointed David S. Chernow, 53, as President and Chief Strategy Officer of Holdings and Select. In connection with such appointment, Mr. Chernow resigned as a director of Select and Holdings and as a member of the Audit and Compliance Committee and Compensation Committee of each Board, effective September 13, 2010.

Prior to his appointment as President and Chief Strategy Officer of Select and Holdings, Mr. Chernow served as President and CEO of Oncure Medical Corp., a national network of cancer treatment centers. From 2001 to 2007, he was President and CEO of JA Worldwide (formerly known as Junior Achievement), the world’s largest non-profit organization dedicated to educating young people about business, economics and free enterprise.

Pursuant to an Employment Agreement entered into between Select and Mr. Chernow (the “Employment Agreement”), Mr. Chernow will serve as President and Chief Strategy Officer for an initial term of three years, after which time the term of the Employment Agreement will automatically renew for successive one year terms unless either Mr. Chernow or Select provides notice of non-renewal to the other party at least 60 days prior to the expiration of the then current term. Mr. Chernow will receive a salary of $640,000 per year and will receive a one-time relocation bonus of $150,000 and reimbursement for certain moving expenses. The relocation bonus must be repaid by Mr. Chernow in the event that he does not remain employed by Select through the first anniversary of the Employment Agreement. Mr. Chernow will also be eligible to participate in Select’s Executive Bonus Plan.

In the event that Mr. Chernow’s employment is terminated due to death or Disability (as defined in the Employment Agreement), all of his outstanding stock options will become fully vested and exercisable and will remain exercisable for the remainder of the term of such stock options. Except as provided below in connection with a Change of Control (as defined in the Employment Agreement), if Select terminates Mr. Chernow’s employment for any reason other than for Cause (as defined in the Employment Agreement) and other than due to death or Disability, Mr. Chernow will be entitled to receive an amount equal to twelve months of his base salary, payable over the twelve month period following such termination. If, within one year following a Change of Control, Mr. Chernow is terminated by Select without Cause (and not due to death or Disability) or terminates his employment for Good Reason (as defined in the Employment Agreement) or as the result of a decrease in his compensation or a required relocation more than twenty-five miles from Select’s current principal executive offices, Mr. Chernow will be entitled to (1) a lump sum cash payment equal to his total cash compensation for base salary and bonus for the preceding three completed calendar years (or three times the average of his yearly total cash compensation if at the time he has been employed for less than three completed calendar years) and (2) the immediate vesting of any of his unvested and unexercised stock options, with such stock options to remain exercisable for the remainder of their term. In the event that Mr. Chernow is terminated by Select other than for Cause (and not due to death or Disability) within the six month period preceding a Change of Control and he reasonably demonstrates that such termination was at the request of a third party who had taken steps to effectuate the Change of Control, Mr. Chernow will be entitled to a cash payment equal to his total cash compensation for base salary and bonus for the preceding three completed calendar years (or three times the average of his yearly total cash compensation if at the time he has been employed for less than three completed calendar years), such amount to be paid over the twelve month period following such termination. The Employment Agreement also provides that Mr. Chernow is entitled to a tax gross up payment in the event that any payment which he is entitled to receive under the Employment Agreement constitutes an excess “parachute payment” with the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would result in an excise tax under Section 4999 of the Code. In addition, during employment and for a period of two years thereafter, Mr. Chernow is subject to non-competition, non-solicitation and non-disparagement restrictions.

The foregoing description of the Employment Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

In connection with his appointment, Mr. Chernow was awarded 1,000,000 shares of restricted stock of Holdings, which vest in equal annual installments over four years, beginning on September 13, 2013, under Holdings’ Amended and Restated 2005 Equity Incentive Plan (the “Plan”) and pursuant to a Restricted Stock Award Agreement between Mr. Chernow and Holdings. In the event of a Change in Control (as defined in the Plan), all unvested shares of restricted stock will become fully vested, and in the event that Mr. Chernow’s employment is terminated due to death or Disability (as defined in the Plan) prior to the last scheduled vesting date, a pro-rata portion of the installment of shares of restricted stock that were scheduled to vest on the September 13th following such termination will become vested. The foregoing description of the Restricted Stock Award Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restricted Stock Award Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

In connection with Mr. Chernow’s appointment as President and Chief Strategy Officer, Sean M. Traynor also resigned from the Boards of Select and Holdings, effective on September 13, 2010, to permit the Board of Directors of Holdings to continue to be comprised of a majority of independent directors, as required by the listing requirements of the New York Stock Exchange.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 13, 2010, the Boards of Holdings and Select also approved an Amendment No. 1 to Holdings’ Amended and Restated Bylaws and an Amendment No. 1 to Select’s Amended and Restated Bylaws, which both provide that the officers of Holdings and Select may include more than one President, as the Boards of Holdings and Select may determine in their discretion.

The full text of each amendment is filed as Exhibit 3.1 and Exhibit 3. 2 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 13, 2010, Holdings and Select issued a press release announcing the appointment of Mr. Chernow as President and Chief Strategy Officer and the resignations of Mr. Chernow and Mr. Traynor from the Boards. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Item 7.01 to Current Report on Form 8-K (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment No. 1 to the Amended and Restated Bylaws of Holdings.

3.2	Amendment No. 1 to the Amended and Restated Bylaws of Select.

10.1	Employment Agreement, by and between Select and David S. Chernow, dated September 13, 2010.

10.2	Restricted Stock Award Agreement, by and between Holdings and David S. Chernow, dated September 13, 2010.

99.1	Press Release of Holdings and Select dated September 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Dated: September 15, 2010	By:	/S/ Michael E. Tarvin

	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Holdings.

3.2	Amendment No. 1 to the Amended and Restated Bylaws of Select.

10.1	Employment Agreement, by and between Select and David S. Chernow, dated September 13, 2010.

10.2	Restricted Stock Award Agreement, by and between Holdings and David S. Chernow, dated September 13, 2010.

99.1	Press Release of Holdings and Select dated September 13, 2010.